UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 16, 2005


                         PARALLEL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          0-13305                                       75-1971716
(Commission file number)                   (IRS employer identification number)


1004 N. Big Spring, Suite 400, Midland, Texas              79701
  (Address of principal executive offices)               (Zip code)


                                 (432) 684-3727
               (Registrant's telephone number including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.


         On March 16, 2005, Parallel Petroleum Corporation issued a press release announcing its results of operations for the fiscal year ended December 31, 2004 and for the fourth quarter ended December 31, 2004. The press release issued on March 16, 2005 is furnished as Exhibit No. 99 to this Current Report on Form 8-K. Parallel's reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about Parallel.

         The information in this Current Report on Form 8-K, including Exhibit No. 99 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.


Item 9.01.  Financial Statements and Exhibits.

         (c)      Exhibits

         The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

          Exhibit No.                    Description of Exhibit
          -----------                    ----------------------

               99 Press release issued March 16, 2005 (furnished pursuant to Item 2.02)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PARALLEL PETROLEUM CORPORATION


                             By:/s/ Larry C. Oldham
                              ----------------------------------------
                              Larry C. Oldham, President
                              and Chief Executive Officer


Dated: March 16, 2005

                                  EXHIBIT INDEX




Exhibit No.                                 Description
----------                                  -----------
     *99 Press release issued March 16, 2005 (furnished pursuant to Item 2.02)



----------------
*Filed herewith.

                                                                  Exhibit 99


                                                  PRESS RELEASE
Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400           Contact:  Cindy Thomason
Midland, TX 79701   (432) 684-3727                Manager of Investor Relations
http://www.plll.com                               cindyt@plll.com


                          PARALLEL PETROLEUM ANNOUNCES
               FOURTH QUARTER AND YEAR END 2004 FINANCIAL RESULTS

MIDLAND, Texas, (BUSINESS WIRE), March 16, 2005 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the fourth quarter and year ended December 31, 2004. In a separate press release dated March 15, 2005, Parallel announced its operations update. In a prior press release dated January 11, 2005, the Company announced its 2004 year end reserves, operations update, and its $43.7 million 2005 capital investment budget.

Fourth Quarter Results

For the three months ended December 31, 2004, Parallel reported net income of $2.0 million, or $.07 per diluted share. Operating income was $5.3 million, after oil and gas hedge payments of $3.0 million. For the three months ended December 31, 2003, Parallel recorded net income of $1.0 million, or $.04 per diluted share, which included $1.7 million of operating income, after oil and gas hedge payments of $0.5 million.

For the fourth quarter of 2004, Parallel's sales were 234 MBbls of oil and 695 MMcf of natural gas, or 349 MBOE. During this period, the average prices the Company received for its oil and natural gas on an unhedged/hedged basis, respectively, were $44.07/$32.68 per barrel and $6.99/$6.56 per Mcf, or $43.36/$34.90 per BOE. For the same period of 2003, oil sales were 157 MBbls at an average unhedged/hedged price of $26.87/$22.56 per barrel and natural gas sales were 874 MMcf at an average price of $5.02/$5.22 per Mcf, or 303 MBOE at $28.43/$26.77 per BOE.

Year End Results

For the twelve months ended December 31, 2004, Parallel reported net income of $5.6 million, or $.20 per diluted share. Operating income was $12.2 million, after oil and gas hedge payments of $8.4 million. For the twelve months ended December 31, 2003, Parallel recorded net income of $7.7 million, or $.31 per diluted share, which included $12.7 million of operating income, after oil and gas hedge payments of $2.6 million.

For the twelve months ended December 31, 2004, Parallel's sales were 729 MBbls of oil and 2,690 MMcf of natural gas, or 1,177 MBOE. During this period, the average prices the Company received for its oil and natural gas on an unhedged/hedged basis, respectively, were $39.05/$28.82 per barrel and $5.85/$5.52 per Mcf, or $37.55/$30.45 per BOE. For the same period of 2003, oil sales were 629 MBbls at an average unhedged/hedged price of $29.11/$26.47 per barrel and natural gas sales were 3,356 MMcf at an average price of $5.40/$5.13 per Mcf, or 1,188 MBOE at $30.66/$28.50 per BOE.

Net cash provided by operating activities for the twelve-month period ended December 31, 2004, was $17.7 million, compared to $19.5 million for the same period of 2003. The decrease was primarily related to increases in oil hedge payments, lease operating expenses and general and administrative expenses, of which the largest increase was in public reporting costs associated with Sarbanes-Oxley 404 compliance.

Balance Sheet Review

At December 31, 2004, current assets were $14.5 million, which included $4.8 million of cash. Current liabilities were $13.7 million, including current derivative obligations of $8.0 million, and long-term debt was $79.0 million. The Company's net capitalized costs associated with its oil and gas properties and other equipment were $152.5 million. Parallel's stockholders' equity as of December 31, 2004 was $60.0 million, which includes $10.8 million of accumulated comprehensive loss that is related to the Company's oil and gas hedges.

                                     -more-

Parallel Petroleum Announces 4Q and Year End 2004 Results
March 16, 2005
Page 2


Recent Equity Offering

Parallel announced on February 9, 2005, that it sold 5,750,000 shares of its common stock pursuant to a public offering at a price of $5.27 per share, resulting in net proceeds of approximately $28.0 million. The common shares were issued under Parallel's universal shelf registration statement on Form S-3. The Company applied the $28.0 million to its line of credit, thereby reducing long-term debt to approximately $50.0 million.

Recent Non-Strategic Asset Divestiture

In January 2005, Parallel divested interests in 6 Permian Basin assets, located in Howard County, Texas, to an unaffiliated third party. Net proceeds from the sale were approximately $2.5 million and resulted in a net reduction in the Company's production of approximately 60 BOE per day. These properties represented less than 0.2% of the Company's total proved reserves as of December 31, 2004. Parallel will continue to evaluate all portfolio assets for economic viability and strategic fit.

First Quarter 2005 Expected Pre-tax, Non-cash Loss on "Ineffective Portion of Oil Hedges"

As described in the "Hedging Information" table within this press release, the Company currently has approximately 2.1 million barrels of oil hedged for the next 48 months (through 2008) at NYMEX prices ranging from $28.46 to $49.60 per barrel. These hedges are directly related to the Fullerton acquisitions in December 2002 and September 2004, and the Carm-Ann acquisition in September 2004. The Company's composite average differential between the hedged NYMEX price and the realized wellhead price has historically been approximately $2.50 per barrel; however, the differential has recently increased to approximately $4.50 per barrel, because the majority of the Company's oil is West Texas Sour. (West Texas Sour oil has a higher differential from NYMEX price than West Texas Sweet oil.) Assuming that this composite average differential remains in the $4.50 range, the Company expects to record a pre-tax, non-cash loss of approximately $1.2 million on "ineffective portion of oil hedges" during the first quarter of 2005.

Management Comments

Larry C. Oldham, Parallel's President, commented, "As I commented in our Operations Update that was released on March 15, 2005, the cash infusion provided by our recent common stock offering combined with our existing bank facility and operating cash flow has given us the financial flexibility to accelerate our 2005 development activity."

Oldham further commented, "Although our fourth quarter 2004 production volumes were up 28% over third quarter 2004 volumes, we expect first quarter 2005 production volumes to decrease approximately 5% compared to fourth quarter 2004 volumes. The expected decrease is due to asset sales, normal decline on existing production and the timing of new production associated with the Company's 2005 development activities. We anticipate production and reserve volumes to increase in future quarters as we continue to ramp up our drilling and exploitation activity levels."

In a final comment, Oldham stated, "The expected increases in production and reserve volumes will reflect our execution of the `acquire and exploit' business model that we implemented in June 2002. We believe our commitment to this model will yield consistent growth in production and reserves over time."


                                     -more-

Parallel Petroleum Announces 4Q and Year End 2004 Results
March 16, 2005
Page 3


Today's Earnings Conference Call and Webcast Information

The Company's management will host a conference call to discuss its financial and operational results for the fourth quarter and year ended December 31, 2004, this afternoon, Wednesday, March 16, 2005, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 1-800-591-6923 or 1-617-614-4907, Participant Passcode 81315445, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel's web site, www.plll.com. A replay of the conference call will be available at the Company's web site or by calling 1-888-286-8010 or 1-617-801-6888, Passcode 49322722. A written transcript of the conference call, and the supporting slide presentation, will be available on the Company's web site Presentation page at http://phx.corporate-ir.net/phoenix.zhtml?c=79538&p=irol-presentations.

Upcoming Presentations

Parallel's President & CEO, Larry Oldham, will host breakfast meetings on Tuesday, April 5, 2005, and Wednesday, April 6, 2005, at 7:00 a.m. Central time at Howard Weil's 33rd Annual Energy Conference at the Sheraton New Orleans Hotel, 500 Canal Street, New Orleans, Louisiana. Parallel's Howard Weil Energy Conference presentation slides will be available on the Company's web site, http://www.plll.com, prior to their breakfast meetings.



Financial statements and schedules folloW


                         PARALLEL PETROLEUM CORPORATION
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                              (dollars in millions)


                                                               December 31,         December 31,
                                                                   2004                 2003
                                                         -------------------   -------------------
ASSETS
Current assets                                                     $ 14.5               $ 23.6
Net property and equipment                                          152.5                 94.0
Other assets, net                                                     3.7                  0.7
                                                               -----------           ----------
   Total                                                          $ 170.7              $ 118.3
                                                               ===========           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                $ 13.7                $ 7.2
Long-term debt, net                                                  79.0                 39.8
Deferred tax                                                          6.5                  5.8
Derivative obligations                                                9.5                  2.7
Asset retirement obligations                                          2.0                  1.6
Stockholders' equity                                                 60.0                 61.2
                                                               -----------           ----------
   Total                                                          $ 170.7              $ 118.3
                                                               ===========           ==========

-------------------------------------------------------------------------------

                                     -more-

Parallel Petroleum Announces 4Q and Year End 2004 Results
March 16, 2005
Page 4


                         PARALLEL PETROLEUM CORPORATION
                  CONDENSED CONSOLIDATED INCOME STATEMENT DATA
                      (in millions, except per share data)

                                                                       Three Months Ended                   Year Ended
                                                                           December 31,                     December 31,
                                                                ---------------------------------- --------------------------------
                                                                      2004             2003              2004              2003
                                                                ---------------- ----------------- ----------------  --------------
Oil and gas revenues                                                  $ 12.1             $ 8.0           $ 35.8            $ 33.8
Total costs and expenses                                                 6.8               6.3             23.6              21.1
                                                                   ----------       -----------       ----------        ----------
     Operating income                                                    5.3               1.7             12.2              12.7
                                                                   ----------       -----------       ----------        ----------
Total other expense, net                                                (2.5)             (0.6)            (3.8)             (2.0)
                                                                   ----------       -----------       ----------        ----------
Income before income taxes                                               2.8               1.1              8.4              10.7
Income tax expense, deferred                                            (0.8)             (0.1)            (2.8)             (3.0)
                                                                   ----------       -----------       ----------        ----------
Net income before cumulative effect                                      2.0               1.0              5.6               7.7
  of change in accounting principle
   Cumulative effect on prior years                                        -                 -                -              (0.1)
    of a change in accounting principle, net of tax
                                                                   ----------       -----------       ----------        ----------
     Net income                                                          2.0               1.0              5.6               7.6
Cumulative preferred stock dividend                                     (0.2)             (0.2)            (0.6)             (0.6)
                                                                   ----------       -----------       ----------        ----------
Net income available to common stockholders                           $  1.8            $  0.8           $  5.0            $  7.0
                                                                   ==========       ===========       ==========        ==========
Net income per common share:
     Basic - after accounting change                                  $ 0.07            $ 0.04           $ 0.20            $ 0.33
     Diluted - after accounting change                                $ 0.07            $ 0.04           $ 0.20            $ 0.31
Weighted average common shares outstanding:
     Basic                                                              25.4              21.1             25.3              21.3
     Diluted                                                            28.6              24.1             28.4              24.2

-------------------------------------------------------------------------------


                  PARALLEL PETROLEUM CORPORATION
                   SALES VOLUMES AND PRICE DATA

                                                          Three Months Ended                   Year Ended
                                                             December 31,                     December 31,
                                                  ---------------------------------- ----------------------------------
                                                         2004             2003              2004              2003
                                                  ---------------- ----------------- ----------------  ----------------
Sales Volumes:
  Oil (MBbls)                                                234               157              729               629
  Natural gas (MMcf)                                         695               874            2,690             3,356
  Equivalent barrels of oil (MBOE) (a)                       349               303            1,177             1,188
  Equivalent barrels of oil (BOE) per day                  3,791             3,289            3,216             3,246

Average Sales Prices:
  per Bbl (unhedged) (b)                                 $ 44.07           $ 26.87          $ 39.05           $ 29.11
  per Bbl (hedged) (c)                                   $ 32.68           $ 22.56          $ 28.82           $ 26.47
  per Mcf (unhedged) (b)                                 $  6.99           $  5.02          $  5.85           $  5.40
  per Mcf (hedged) (c)                                   $  6.56           $  5.22          $  5.52           $  5.13
  per BOE (unhedged) (b)                                 $ 43.36           $ 28.43          $ 37.55           $ 30.66
  per BOE (hedged) (c)                                   $ 34.90           $ 26.77          $ 30.45           $ 28.50


------------------------------------------------------------------------------

(a) A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil. "MBOE" means one thousand BOE.

(b) Unhedged price is the actual price received at the wellhead for our oil and natural gas.

(c) Hedged price is the actual price received at the wellhead for our oil and natural gas plus or minus the settlements on our derivatives.

-------------------------------------------------------------------------------

                                     -more-

Parallel Petroleum Announces 4Q and Year End 2004 Results
March 16, 2005
Page 5

                         PARALLEL PETROLEUM CORPORATION
                             HEDGING INFORMATION (a)


COSTLESS COLLARS:                                           NYMEX                                    Houston Ship Channel
                                                          Oil Prices                                      Gas Prices
                                     Barrels of   ---------------------------     MMBTU of      ---------------------------
 Period of Time                          Oil          Floor          Cap         Natural Gas        Floor          Cap
----------------------------------- ------------- ------------- ------------- ----------------- ------------- -------------
Apr 1, 2005 thru Oct 31, 2005            -             -             -            428,000           $5.00         $7.26
Jan 1, 2005 thru Dec 31, 2005        73,000         $36.00        $49.60             -                -             -
Jan 1, 2006 thru Dec 31, 2006        70,800         $35.00        $44.00             -                -             -



SWAPS:                                                                            Houston
                                       Volume        NYMEX         Volume       Ship Channel
                                       Hedged         Oil          Hedged           Gas
Period of Time                         Bbl Oil      Swap Price     MMBTU         Swap Price
----------------------------------- ------------- ------------- ------------- -----------------

Jan 1, 2005 thru Dec 31, 2005         620,500        $30.19          -               -
Jan 1, 2005 thru Mar 31, 2005            -             -          180,000          $4.705
Jan 1, 2006 thru Dec 20, 2006         448,000        $28.46          -               -
Jan 1, 2007 thru Dec 31, 2007         474,500        $34.36          -               -
Jan 1, 2008 thru Dec 31, 2008         439,200        $33.37          -               -




INTEREST RATE SWAPS:                  Notional       Fixed
                                       Amount       Interest
Period of Time                          $MM          Rates
----------------------------------- ------------- -------------

Jan 1, 2005 thru Dec 31, 2005           $50          3.36%
Jan 1, 2006 thru Dec 31, 2006           $50          3.82%
Jan 1, 2007 thru Dec 31, 2007           $50          4.30%
Jan 1, 2008 thru Dec 30, 2008           $50          4.74%

-----------------------------------
(a) BNP Paribas is the counterparty in Parallel's derivative instruments.

-------------------------------------------------------------------------------

The Company

Parallel Petroleum Corporation is headquartered in Midland, Texas and is an independent energy company primarily engaged in the acquisition, development, exploration and production of oil and gas using enhanced oil recovery techniques and 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "subject to," "anticipate," "estimate," "continue," "present value," "future," "reserves", "appears," "prospective," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the company's growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

                                      ###